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                                  EXHIBIT 10.8

                                 PROMISSORY NOTE

$500,000.00                                               Minneapolis, Minnesota
                                                                October 30, 2003

         1. Agreement to Pay. FOR VALUE RECEIVED, the undersigned, Automation, Manufacturing & Robotic Technologies, LLC, a Minnesota limited liability company (hereinafter referred to as the "Borrower"), whose mailing address is 2333 Waters Drive, Mendota Heights, Minnesota 55120, hereby agrees and promises to pay to the order of M&I Marshall & Ilsley Bank, its endorsees, successors and assigns (hereinafter sometimes referred to as the "Lender"), at its principal office and mailing address at 651 Nicollet Mall, Minneapolis, Minnesota 55402, or such other place as the Lender may from time to time designate in writing, the principal sum of Five Hundred Thousand and no/100 Dollars ($500,000.00), or so much thereof as may from time to time be disbursed hereon, together with interest on the unpaid principal balance at the rates provided for herein, payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.

         2. Interest Rate. The outstanding principal balance hereof shall bear interest at a definite and certain but variable rate per annum (the "Regular Rate") as set forth in the Credit Agreement (together with any amendment thereto, the "Loan Agreement") between the Borrower and the Lender, dated of even date herewith, providing terms and conditions on which the loan evidenced by this Note (the "Loan") is to be made, as well as conditions to disbursement of the Loan.

         3. Late Charge. Any payment of principal, or interest not made by the Borrower within ten (10) days of the due date thereof shall be subject to a late payment charge equal to five percent (5%) of the amount not timely paid. The late charge shall apply individually to all payments past due with no daily adjustment and shall be used to defray the costs of the Lender incident to collecting such late payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Lender may have including the right to declare the entire unpaid principal and interest immediately due and payable.

         4. Default Rate. Upon the occurrence of an Event of Default (as defined in the Loan Agreement) at the Bank's option, the interest rate shall thereafter increase and shall be payable on the whole of the unpaid principal balance at a rate equal to three percent (3%) per annum in excess of the Regular Rate (hereinafter referred to as the "Default Rate"), which Default Rate shall be effective as of the date of the occurrence of such Event of Default. The above increase in the interest rate upon the occurrence of an Event of Default shall be applicable whether or not the Lender has exercised its option to accelerate the maturity of this Note and declared the entire unpaid principal indebtedness to be due and payable. The Default Rate shall continue until such Event of Default is cured, payment in full of all indebtedness evidenced by this Note, or completion of all foreclosure proceedings and redemption periods, whichever shall occur first.

         5. Monthly Payments. Principal and interest owing under this Note shall be payable as follows:

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         Interest only on the unpaid principal balance shall be due and payable in arrears on the last day of October, 2003, and on the same day of each month thereafter until October 30, 2004 (hereinafter referred to as the "Maturity Date"), on which date the entire unpaid principal balance together with all accrued interest shall become due and payable.

All payments shall be applied first to late charges, second to interest at the rate then in effect under the terms hereof and third to principal, provided however, that if any advance made by the Lender as the result of a default on the part of the Borrower under the terms of this Note or any instrument securing this Note is not repaid on demand, any monies received, at the option of the Lender, may first be applied to repay such advances, plus interest thereon at the Default Rate, and the balance, if any, shall be applied in accordance with the provisions hereof.

         6. Loan Documents; Security. This Note is given to evidence a loan in the above amount and is the Note referred to in and/or secured by the following (hereinafter referred to as the "Loan Documents"):

                  (a)      The Loan Agreement;

                  (b) A Security Agreement (together with any amendment thereto, the "Security Agreement") given by the Borrower, as debtor, to the Lender, as secured party, dated of even date herewith, assigning to the Lender all of the Borrower's business assets; and

                  (c) A Guaranty (together with any amendment thereto, the "Guaranty"), dated of even date herewith, from Aero Systems Engineering, Inc. in favor of the Lender; and

                  (d) Any other documents evidencing or securing the Loan, together with any amendment thereto.

Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length), a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and all other matters contained therein.

         7. Default and Acceleration; Waivers. The occurrence of an Event of Default (as defined in the Loan Agreement), shall constitute an Event of Default hereunder, and the entire unpaid principal balance together with accrued interest at the Default Rate shall become, without notice, immediately due and payable at the option of the Lender. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

         8.       Prepayment Privilege.

         The indebtedness evidenced hereby may be prepaid in whole or in part at any time without premium or penalty.

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         9.       Costs of Collection. The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights hereunder or under the Loan Agreement, the Security Agreement or any other Loan Document securing payment of this Note, the Borrower will pay to the Lender its attorneys' fees and all court costs (including reasonable attorneys' fees and court costs prior to trial, at trial and on appeal, or in any bankruptcy proceeding) and other expenses incurred in connection therewith.

         10. Time. Time is of the essence of this Note and each of the provisions hereof.

         11. Governing Law. This Note shall be governed by the laws of the State of Minnesota.

         12. Interest Limitation. All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provisions hereof or of the Loan Agreement, the Security Agreement or any other Loan Document at any time given shall exceed the maximum permissible under applicable law, then the obligation to be fulfilled shall automatically be reduced to an amount which complies with applicable law, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of such lawful rate of interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and Lender and shall also be binding upon and available to any subsequent holder of this Note.

         13. Waivers. The Borrower, endorsers, sureties, guarantors and all other persons liable for all or any part of the principal balance evidenced by this Note severally waive presentment for payment, protest, notice of nonpayment and notice of dishonor. Such parties hereby consent, without affecting their liability, to any extension or alteration of the time or terms of payment hereof, any renewal, any release of any or all of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof.

         14. Disbursement. Funds representing the proceeds of the indebtedness evidenced hereby which are disbursed by Lender by mail, wire transfer or other delivery to the Borrower, to escrows or otherwise for the benefit of the Borrower shall, for all purposes, be deemed outstanding hereunder and to have been received by Borrower as of the date of such mailing, wire transfer or delivery and until repaid, notwithstanding the fact that such funds may not at any time have been remitted by such escrows to the Borrower or for its benefit.

         15. Captions. The captions to the Sections of this Note are for convenience only and shall not be deemed part of the text of the respective Sections and shall not vary, by implication or otherwise, any of the provisions of this Note.

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         16.      Notices. All notices required or permitted to be given
hereunder to Borrower or the Lender shall be given in the manner and to the place as provided in the Loan Agreement.

         17. WAIVER OF JURY TRIAL. THE LENDER BY ITS ACCEPTANCE HEREOF AND THE BORROWER HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS NOTE OR CONCERNING THE INDEBTEDNESS EVIDENCED HEREBY AND/OR ANY COLLATERAL SECURING SUCH INDEBTEDNESS, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN EXTENDING CREDIT TO THE BORROWER, THAT THE LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

         18. Jurisdiction and Venue. The Borrower hereby irrevocably agrees that any legal action or proceedings against it with respect to this Note may be brought in the courts of the State of Minnesota, or in any United States District Court in the State of Minnesota, and by the execution and delivery of this Agreement, the Borrower hereby irrevocably submits to the jurisdiction of each such court and hereby irrevocably waives any and all objections that the Borrower may have as to jurisdiction or venue in any of such courts. The Borrower acknowledges that it has received sufficient consideration for any inconvenience which may be caused by any legal action brought in the State of Minnesota, and agrees that the enforcement of the provisions of this Section against the Borrower would not be unreasonable or unfair under all the circumstances of the loan evidenced by this Note.

         19. Entire Agreement. This Note and the Loan Documents contain the entire agreement of the parties regarding the Loan. Without limiting the generality of the foregoing, this Note and the Loan Documents supersede any term sheet, loan application or commitment letter issued by the Lender or submitted by the Borrower in connection with the Loan.

         20. Business Purpose. The Borrower represents and warrants to the Lender that the Borrower will use the proceeds of the Loan solely for business purposes.

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         IN WITNESS WHEREOF, the Borrower has executed this Promissory Note as of the date and year first above written.

                                        AUTOMATION, MANUFACTURING &
                                        ROBOTIC TECHNOLOGIES, LLC

                                        By /s/ Raymond Carriere
                                           -------------------------------------
                                        Its Chief Manager

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